Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated May 29, 2020, on the consolidated financial statements of Transportation and Logistics Systems, Inc. for the years ended December 31, 2019 and 2018, incorporated by reference on the registration statement of Transportation and Logistics Systems, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 1, 2020